                                                                     EXHIBIT 1.2

                                ESCROW AGREEMENT

                 ESCROW AGREEMENT, dated as of October ___, 1996, by and among Amerihost Properties, Inc., a Delaware corporation (the "Company"), Oppenheimer & Co., Inc. (the "Placement Agent") and The Chase Manhattan Bank, a New York State chartered bank duly formed and existing under the laws of the United States of America (the "Escrow Agent").

                 WHEREAS, the Company proposes to sell to certain investors (the "Investors") an aggregate of 1,150,000 shares of Common Stock, $0.005 par value (the "Shares"), at a purchase price of $____ per share and as otherwise described in the Company's Registration Statement on Form S-2 (which, together with all amendments or supplements thereto is referred to herein as the "Registration Statement");

                 WHEREAS, the offering of the Shares will terminate on February __, 1997 (the "Termination Date") and, if acceptable orders for all of the Shares have not been received by the Company on or before the Termination Date, no Shares will be sold and all payments made by Investors will be refunded by the Escrow Agent with interest earned thereon, if any; and

                 WHEREAS, with respect to all funds received in connection with the offering of the Shares, the Company and the Placement Agent propose to establish an escrow account with the Escrow Agent at its office at 450 West 33rd Street, New York, New York 10001.

                 NOW, THEREFORE, it is agreed as follows:

                 1. Establishment of Escrow. The Escrow Agent hereby agrees to the establishment of an escrow account and to receive and disburse the proceeds deposited in such account from the offering of the Shares and any interest earned thereon in accordance herewith.

                 2. Deposit of Escrowed Property. All funds to be delivered in payment for the Shares (the "Escrowed Property") shall be wired to, or deposited with, the Escrow Agent on or prior to the Closing Date (as hereinafter defined). Any checks delivered to the Escrow Agent pursuant to the terms hereof shall be made payable to or endorsed to the order of "Chase Manhattan Bank-Escrow Agent." The Escrow Agent upon receipt of such checks shall present such checks for payment to the drawee-bank under such checks.
The Escrow Agent shall not be required to accept any amounts representing payments for the Shares, whether by check or by wire transfer, except during the Escrow Agent's regular banking hours. Any checks not honored by the drawee-bank thereunder after the first presentment for payment shall be returned to the Placement Agent in the same manner notices are delivered pursuant to Section 6. Upon receipt of funds, the Escrow Agent shall credit such funds to a non-interest-bearing account (the "Escrow Account") held by the Escrow Agent. If following the credit of the amount of any check to the Escrow Account such check is dishonored, the Escrow Agent, if such dishonored check amount shall have been invested pursuant to Section 3, shall liquidate to the extent of such dishonored check amount such investments and debit the Escrow Account for the amount of such dishonored check plus, if any, the amount of interest and other income earned with respect to any investment of such dishonored check amount.

                 3. Investment of Escrowed Property. The Escrow Agent on the second business day ("business day" defined for purposes of this Escrow Agreement as any day which is not a Saturday, a Sunday or a day on which banks or trust companies in the City and State of New York are authorized or obligated by law, regulation or executive order to remain closed) succeeding (unless such deposit is made in federal or other immediately available or "same day" funds, in which case, on the business day next succeeding) the credit of any proceeds to the Escrow Account pursuant to Section 2 and until release of such proceeds in accordance with the terms hereof, shall deposit such proceeds in a Chase Manhattan Bank Mutual Fund known as the Vista Funds, pursuant to Rule 15c2-4 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Escrow Agent shall in no event be liable for any loss resulting from any change in interest rates applicable to proceeds invested pursuant to this Section. Interest on proceeds invested pursuant to this Section shall accrue from the date of investment of such proceeds until the termination of such investment pursuant to the terms hereof and shall be paid as set forth in Section 5.


                 4. List of Depositors. Simultaneously with the deposit into the Escrow Account of amounts in payment for the Shares, the Placement Agent shall inform the Escrow Agent, in writing, of the name, address, and taxpayer Identification Number of the person credited for depositing such amounts (a "Depositor") and the number of Shares and the aggregate dollar amount relating to such deposited amounts (collectively, the "Investment Information"). The Escrow Agent shall not be required to accept for deposit into the Escrow Account checks which are not accompanied by the appropriate Investment Information required in connection with such payment. A wire transfer representing payment shall not be deemed deposited in the Escrow Account until the Escrow Agent has received, in writing, the Investment Information required in connection with such payment. Each check received from a Depositor shall be deposited by the Placement Agent into the Escrow Account by noon of the business day next following receipt by the Placement Agent of such check, together with all appropriate Investment Information relating to each such check. The Placement Agent shall immediately provide the applicable Investment Information upon notice of a wire transfer from an Investor to the Escrow Agent. The Escrow Agent understands that, for the administrative convenience of the Placement Agent, the Placement Agent may designate itself as a Depositor for some or all of the deposited funds.

                 5.       Withdrawal of Deposited Amounts.

                          (a)  If the Escrow Agent shall receive a joint
notice, substantially in the form of Exhibit A hereto (the "Offering Termination Notice"), from the Company and the Placement Agent, the Escrow Agent shall (i) promptly after receipt of such Offering Termination Notice and the clearance of all checks received by the Escrow Agent as Escrowed Property, liquidate any investments that shall have been made pursuant to Section 3 and send to each Depositor on the list established by the Escrow Agent from the Investment Information provided pursuant to Section 4 whose total deposited amount shall not have been released pursuant to paragraph (b) or (c) of this
Section 5, in the manner set forth in paragraph (e) of this Section 5, a check to the order of such Depositor in the amount of the remaining deposited amount held by the Escrow Agent as set forth on such list held by the Escrow Agent, and (ii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to Section 3 were terminated pursuant to this paragraph, or as soon as possible prior to, send, in the manner set forth in paragraph (e) of this Section 5, a check to the order of each such Depositor in the amount of interest and other income earned and not yet paid with respect to any investment of such Depositor's funds. The Escrow Agent shall notify the Company and the Placement Agent of the distribution of such funds to the Depositors.

                          (b)     In the event that (i) funds in respect of all
of the Shares shall have been deposited with the Escrow Agent on or before the Termination Date and (ii) no Offering Termination Notice shall have been delivered to the Escrow Agent, the Company and the Placement Agent shall deliver to the Escrow Agent a joint notice, substantially in the form of Exhibit B hereto (the "Closing Notice"), designating the date on which the Shares are to be sold and delivered to the Depositors (the "Closing Date"), which date shall not be earlier than the clearance of any checks received by the Escrow Agent as Escrowed Property, the proceeds of which are to be distributed on the Closing Date, and identifying the Depositors and the number of Shares to be sold to each thereof on the Closing Date. The Closing Notice shall be received by the Escrow Agent not less than one (1) nor more than seven
(7) business days prior to the Closing Date. The Escrow Agent, after receipt of such Closing Notice and the clearance of such checks:

                                  (i)      on or prior to the Closing Date
                 shall liquidate any investments that shall have been made pursuant to Section 3 to the extent of the deposited amount to be distributed pursuant to the immediately succeeding clause
                 (ii);

                                  (ii)     on the Closing Date, shall pay to
                 the Company and the Placement Agent, in federal or other immediately available funds and otherwise in the manner specified in the Closing Notice, an amount equal to the aggregate of the amounts paid by the Depositors identified in the Closing Notice for the Shares to be sold on the Closing Date; and

                                  (iii)     promptly after the fourth business
                 day of the month immediately following the month in which the investments made pursuant to Section 3 were terminated pursuant to the Closing Notice, shall send, in the manner set forth in paragraph (e) of this Section 5, a check to the order of each Depositor identified in the Closing Notice in the amount of interest and other income earned and not yet paid with respect to any investment of each such Depositor's funds distributed on the Closing Date. At the time of such transfer, the Escrow Agent shall identify in writing to the Company and the Placement Agent the amount of the interest earned for the account of each Depositor and the date such order was received.

                          (c)     If at any time and from time to time prior to
the release of any Depositor's total deposited amount pursuant to paragraph
(a) or (b) of this Section 5 from
escrow, the Company or the Placement Agent shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit C hereto (a "Order Termination Notice"), to the effect that any or all of the orders of such Depositor (including, without limitation, in the case of the Placement Agent being the Depositor) have been rejected by the Company (a "Rejected Order"), the Escrow Agent (i) promptly after receipt of such Order Termination Notice and, if such Depositor delivered a check in payment of its Rejected Order, after the clearance of such check, shall liquidate, to the extent of the sum of such Depositor's Rejected Order amount as set forth in the Order Termination Notice, any investments that shall have been made pursuant to Section 3 and send to such Depositor, in the manner set forth in paragraph (e) of this Section 5, a check to the order of such Depositor in the amount of such Rejected Order amount, and (ii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to
Section 3 were terminated pursuant to this paragraph, or as soon as possible prior to, shall send to such Depositor, in the manner set forth in paragraph
(e) of this Section 5, a check to the order of such Depositor in the amount of interest and other income earned and not yet paid with respect to any investment of such Depositor's Rejected Order amount. At the time of such transfer, the Escrow Agent shall identify in writing to the Company and the Placement Agent the amount of the interest earned for the account of each Depositor and the date such order was received.

                          (d)     As soon as practicable following the transfer
of any interest earned for the account of each Depositor pursuant to Section 5(a), (b) or (c), but not later than January 31, 1997, the Escrow Agent shall provide each Depositor with tax form 1099 setting forth the amount of such interest.

                          (e)     For the purposes of this Section 5, any check
that the Escrow Agent shall be required to send to any Depositor shall be sent to such Depositor by first class mail, postage prepaid, at such Depositor's address furnished to the Escrow Agent pursuant to Section 4.

                          (f)     In the event funds transfer instructions are
given (other than in writing at the time of execution of the Escrow Agreement) whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit D hereto and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

                          (g)     It is understood that in any funds transfer
the Escrow Agent and the beneficiary's bank may rely solely upon any account numbers or similar identifying numbers provided by either of the parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Escrowed Property for any payment order it executes using any such identifying number, even where such number's use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or the intermediary bank intended to be designated.

                 6. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be (a) delivered by hand, (b) sent by facsimile transmission or (c) sent by mail, registered or certified, with proper postage prepaid, and addressed as follows:


                          if to the Company, to:

                                  Amerihost Properties, Inc.
                                  2400 East Devon Avenue, Suite 280
                                  Des Plaines, Illinois   60018
                                  Attention:  Michael P. Holtz
                                  Facsimile:  (847) 298-4505

                          with a copy to:

                                  McDermott, Will & Emery
                                  227 West Monroe Street
                                  Chicago, Illinois   60606
                                  Attention:  Helen R. Friedli, Esq.
                                  Facsimile:  (312) 984-3669

                          if to the Placement Agent, to:

                                  Oppenheimer & Co., Inc.
                                  One World Financial Center
                                  200 Liberty Street
                                  New York, New York   10281
                                  Attention:  Stephen Blank
                                  Facsimile:  (212) 667-5851

                          with a copy to:

                                  Rogers & Wells
                                  200 Park Avenue
                                  New York, New York   10166
                                  Attention:  Jay Bernstein, Esq.
                                  Facsimile:  (212) 878-8375

                          if to the Escrow Agent, to:

                                  The Chase Manhattan Bank
                                  Escrow Administration
                                  450 West 33rd Street
                                  New York, New York   10001
                                  Attention:  Escrow Administration
                                  Facsimile:  (212) 946-7682
or to such other address or telecopier number as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. All such notices and communications delivered by hand or by facsimile shall be effective upon delivery or transmission, and if mailed, shall be effective when deposited in the mails, except that notices and communications to the Escrow Agent and notices of changes of address shall not be effective until received.

                 7. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature and that:

                          (a)     The Escrow Agent shall not be responsible for
or be required to enforce any of the terms or conditions of the Placement Agency Agreement, dated the date hereof between the Company and the Placement Agent, or any other agreement between the Placement Agent and the Company, nor shall the Escrow Agent be responsible for the performance by the Placement Agent or the Company of their respective obligations under this Escrow Agreement.

                          (b)     The Escrow Agent shall not be required to
accept from the Placement Agent any Investment Information pertaining to Depositors unless such Investment Information is accompanied by checks or wire transfers representing the payment of money. In addition, if there is any discrepancy between the amount set forth in any Investment Information and the amount delivered to the Escrow Agent therewith, such amount need not be accepted by the Escrow Agent for deposit in the Escrow Account until such discrepancy has been resolved.

                          (c)     The Escrow Agent shall be under no duty or
responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent shall return to the Placement Agent any check received which is dishonored, together with the Investment Information, if any, which accompanied such check.

                          (d)     The Escrow Agent shall be entitled to rely
upon the accuracy of, act in reliance upon the contents of, and assume the genuineness of, any notice, instruction, certificate, signature, instrument, or other document which is given to the Escrow Agent without verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions, or as to the execution of any such certificate, instrument or other document.

                          (e)     If the Escrow Agent shall be uncertain as to
its duties or rights hereunder or shall receive instructions with respect to the Escrow Account or the Escrowed Property which it, in its sole judgment, deems in conflict either with other instructions received by it or with any provision of this Escrow Agreement, it shall be entitled to hold the Escrowed Property, or a portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise, or the Escrow Agent, at its sole option, may deposit the Escrowed

Property (and any other amounts that thereafter become a part of the Escrowed Property) with the clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Escrowed Property with the clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

                          (f)     The Escrow Agent shall not be liable for any
action taken or omitted hereunder, or for the misconduct of any employee, agent, or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with the counsel of its own choosing and shall not be liable for any action taken, suffered, or omitted by it in accordance with the advice of such counsel.

                          (g)     The Escrow Agent shall have no responsibility
at any time to ascertain whether any security interest exists in the Escrowed Property or any part thereof, or to file any financing statement under the Uniform Commercial Code with respect to the Escrowed Property or any part thereof.

                 8. Amendment and Resignation. This Escrow Agreement may be altered or amended only with the written consent of the Company, the Placement Agent and the Escrow Agent. The Escrow Agent may resign for any reason upon five (5) business days' written notice to the Company and the Placement Agent. If the Escrow Agent resigns as herein provided, following such resignation it shall not be required to accept any deposit, make any disbursement, or otherwise dispose of the Escrowed Property; provided, however, it shall be required to hold the Escrowed Property for a period of not more than five (5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent has been appointed and written notice thereof (including the name and address of such successor escrow agent) signed by the Company, the Placement Agent, and such successor escrow agent, has been given to the resigning Escrow Agent by the Company, the Placement Agent, and such successor escrow agent, then the resigning Escrow Agent shall pay over to the successor escrow agent the Escrowed Property, less any portion thereof previously paid out in accordance with this Escrow Agreement or (b) if the resigning Escrow Agent shall not have received written notice signed by the Company, the Placement Agent, and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the Escrowed Property to each Depositor, without deduction therefrom, and the resigning Escrow Agent shall notify the Company and the Placement Agent, in writing, of its liquidation and distribution of the Escrowed Property. In either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Escrow Agreement.

                 9. Representations and Warranties. The Company and the Placement Agent hereby jointly and severally represent and warrant to the Escrow Agent that:

                          (a)     No party, other than the parties hereto and
the Depositors, has or shall have any lien, claim, or security interest in the Escrowed Property or any part thereof.

                          (b)     No financing statement under the Uniform
Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrowed Property or any part thereof.

                          (c)     The Investment Information submitted with
each deposit, at the time of submission and at the time of the disbursement of the Escrowed Property, shall be deemed a representation and warranty that such deposit represents a bona fide sale to the Depositor described therein of the amount of Shares set forth in such Investment Information.

                 10. Fees and Expenses. The Escrow Agent shall be entitled to a non-refundable fee of $5,000, payable upon the execution of this Escrow Agreement. In addition, the Company agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Escrow Agreement, including, but not limited to, reasonable counsel fees for counsel of its own choosing.

                 11.      Indemnification and Contribution.

                          (a)     The Company and the Placement Agent
(collectively, the "Indemnitors") jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (jointly and severally, the "Indemnitees") against, and hold them harmless of and from, any and all losses, liabilities, costs, damages, and expenses, including, but not limited to, reasonable counsel fees for counsel of its own choosing, which the Indemnitees may suffer or incur by reason of any action, claim, or proceeding brought against the Indemnitees, and which arise out of or relate to the Escrow Agreement or any transactions to which this Escrow Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect and consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                          (b)     If the indemnification provided for in this
Section 11 is applicable but is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay or to reimburse the Indemnitees for the aggregate of any and all losses, liabilities, costs, damages, and expenses, including counsel fees, actually incurred by the Indemnities as a result of or in connection with any amount paid in settlement of any action, claim, or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

                          (c)     The provisions of this Section 11 shall
survive any termination of this Escrow Agreement, whether by disbursement of the Escrowed Property, resignation of the Escrow Agent, or otherwise.

                 12. Governing Law and Assignments. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of New York, and shall be binding upon the parties and their respective successors and assigns; provided, however, any assignment or transfer by any party of its rights under this Escrow Agreement or with respect to the Escrowed Property shall be void as against the Escrow Agent unless (i) written notice thereof shall be given to the Escrow Agent, and
(ii) the Escrow Agent has consented in writing to such assignment or transfer.

                 13. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement which is binding on all of the parties hereto.

                 14. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

                 IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the day and year first above written.


                                                THE CHASE MANHATTAN BANK


                                             By:
                                                _____________________________
                                                Name:
                                                Title:

                                                AMERIHOST PROPERTIES, INC.


                                             By:
                                                _____________________________
                                                Name:
                                                Title:

                                                OPPENHEIMER & CO., INC.


                                             By:
                                                _____________________________
                                                Name:
                                                Title:

                                   EXHIBIT A

                     [Form of Offering Termination Notice]





                                                            ______________, 199_


The Chase Manhattan Bank
Escrow Administration
450 West 33rd Street
New York, New York   10001

Attention:       _________________________
                 Senior Trust Officer

Dear                :

                 Pursuant to Section 5(a) of the Escrow Agreement dated as of _______________, 1996 (the "Escrow Agreement") among Amerihost Properties, Inc., a Delaware corporation (the "Company), Oppenheimer & Co., Inc. (the "Placement Agent") and you, the Company and the Placement Agent hereby notify you of the termination of the offering of the Shares (as that term is defined in the Escrow Agreement) and directs you to make payments, as provided for in
Section 5(a) of the Escrow Agreement, to all persons who deposited funds in the Escrow Account (as that term is defined in the Escrow Agreement).

                                        Very truly yours,

                                        AMERIHOST PROPERTIES, INC.



                                        By:
                                            _________________________________
                                            Name:
                                            Title:


                                        OPPENHEIMER & CO., INC.

                                        By:
                                            _________________________________
                                            Name:
                                            Title:

                                   EXHIBIT B

                            [Form of Closing Notice]


                                                            _____________, 199_

The Chase Manhattan Bank
Escrow Administration
450 West 33rd Street
New York, New York   10001

Attention:       _________________________
                 Senior Trust Officer

Ladies and Gentlemen:

                 Pursuant to Section 5(b) of the Escrow Agreement dated as of ____________, 1996, (the "Escrow Agreement") among Amerihost Properties, Inc., a Delaware corporation (the "Company"), Oppenheimer & Co., Inc. (the "Placement Agent") and you, the Company and the Placement Agent hereby certify that they have received orders for the Shares (as that term is defined in the Escrow Agreement) and the Company will sell and deliver the Shares to the purchasers thereof at a closing to be held on ___________, 1996 (the "Closing Date"). The names of the purchasers concerned, the number of Shares ordered by each of such purchasers and the related purchase amounts are set forth on Schedule I annexed hereto.

                 Please accept these instructions as standing instructions for the closing to be held on the Closing Date. The parties hereto certify that they do not wish to have a call-back regarding these instructions.

                 We hereby request that the aggregate amounts paid by Depositors for the Shares be paid as follows:

                      1.      To the Amerihost Properties, Inc., $_________; and

                      2.      To Oppenheimer & Co., Inc.,  $__________;

                 These instructions may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.


                                            AMERIHOST PROPERTIES, INC.


                                       By:
                                            ____________________________
                                            Name:
                                            Title:


                                            OPPENHEIMER & CO., INC.


                                       By:
                                            ____________________________
                                            Name:
                                            Title:

                                   SCHEDULE I


      Name of                          Number of                  Purchase
     Purchaser                          Shares                     Amount
     ---------                         ---------                  --------












                                   EXHIBIT C

                       [Form of Order Termination Notice]



                                                             ____________, 199_


The Chase Manhattan Bank
Escrow Administration
450 West 33rd Street
New York, New York   10001

Attention:       _________________________
                 Senior Trust Officer

Dear                :

                 Pursuant to Section 5(a) of the Escrow Agreement dated as of _______________, 1996 (the "Escrow Agreement") among Amerihost Properties, Inc., a Delaware corporation (the "Company"), Oppenheimer & Co., Inc. (the "Placement Agent") and you, notice is hereby given that the following order(s) have been rejected:



     Name of                         Amount of                   Dollar Amount
    Purchaser                    Shares Rejected               of Rejected Order
    ---------                    ---------------               -----------------














                                        Very truly yours,

                                        [Signature of Amerihost or Oppenheimer
                                        to be added as appropriate]

                                   EXHIBIT D


                     Telephone Number(s) for Call-Backs and
          Person(s) Designated to Confirm Funds Transfer Instructions



If to Company:

                          Name                              Telephone Number
                          ----                              ----------------

1.


2.


3.




If to Placement Agent:

                          Name                              Telephone Number
                          ----                              ----------------


1.


2.


3.





Telephone call-backs shall be made to Company and Placement Agent if joint instructions are required pursuant to the Escrow Agreement.





                                     D-1